UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 4, 2007 (October 3, 2007)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-117633	54-2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street
Niagara Falls, NY (Seneca Nation Territory)	14303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 299-1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.        Other Events.

On October 3, 2007, Seneca Gaming Corporation formally announced its updated plans for a permanent casino and hotel complex on the Seneca Nation of Indians’ Buffalo Creek Territory in Buffalo, New York. The Seneca Buffalo Creek Casino and Hotel is expected to initially feature approximately 90,000 square feet of gaming space; 2,000 slot machines; 45 table games; a 22-story all-suite hotel with four restaurants and a full-service spa and salon; 2,500-vehicle attached parking garage; and retail and other amenities, at an estimated cost of $333 Million. The casino portion of the project is expected to open in Spring 2010, followed approximately three months later by the opening of the hotel complex.

As previously disclosed by SGC, since July 3, 2007, SGC has been operating a temporary Class III gaming facility on the Nation’s Buffalo Creek Territory. The temporary facility is approximately 6,000 square feet, and features 124 slot machines and a snack bar.

SGC’s ability to continue operation of the temporary Seneca Buffalo Creek Casino, and its ability to complete the permanent Seneca Buffalo Creek Casino and Hotel, as well as the timing of the opening of the permanent Seneca Buffalo Creek Casino and Hotel, will depend on various factors, including existing legal challenges. For further information on such legal challenges, reference is made to SGC’s Quarterly Reports on Form 10-Q for the periods ending June 30, 2007, March 31, 2007 and December 31, 2006, respectively, and its Annual Report on Form 10-K for the fiscal year ended September 30, 2006, as well as SGC’s other filings with the Securities Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

SGC issued a press release on October 3, 2007 describing its updated plans for the Seneca Buffalo Creek Casino and Hotel.  A copy of the press release is attached to this Current Report as Exhibit 99.1.

Item 9.01.        Financial Statements and Exhibits.

(d)                                 Exhibits

99.1         Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date: October 4, 2007	/s/ Barry W. Brandon
	Name:	Barry W. Brandon
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.

*99.1	Press release.

*              Filed herewith